Exhibit 99.2

For Immediate Release

Alexandria Real Estate Equities, Inc. Announces Expiration of Tender Offer for Any and All of
Its Outstanding 4.000% Senior Notes Due 2024

PASADENA, Calif. — February 10, 2021 — Alexandria Real Estate Equities, Inc. (“Alexandria” or the “Company”) (NYSE: ARE) announced today the expiration of the previously announced cash tender offer by the Company for any and all of its outstanding 4.000% Senior Notes due 2024 (CUSIP No. 015271 AM1) (the “Notes”) on the terms of, and subject to the conditions set forth in, the Offer to Purchase, dated February 3, 2021 (the “Offer to Purchase”), and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”). The tender offer is referred to herein as the “Offer.” The Offer to Purchase and the Notice of Guaranteed Delivery are referred to herein collectively as the “Offer Documents.” As of the expiration of the Offer at 5:00 p.m., New York City time, on February 9, 2021 (the “Expiration Time”) $585,397,000, or 90.06%, of the $650,000,000 aggregate principal amount of the Notes had been validly tendered and delivered (and not validly withdrawn), excluding the Notes tendered pursuant to a Notice of Guaranteed Delivery, in the Offer at or prior to the Expiration Time. Payment for the Notes purchased pursuant to the Offer is intended to be made on or around February 10, 2021 (the “Settlement Date”), and payment for the Notes tendered pursuant to a Notice of Guaranteed Delivery and purchased pursuant to the Offer is intended to be made on or around February 12, 2021 (the “Guaranteed Delivery Settlement Date”).

The “Tender Offer Consideration” will be $1,102.42 for each $1,000 principal amount of the Notes, plus accrued and unpaid interest to, but not including, the Settlement Date, payable on the Settlement Date or the Guaranteed Delivery Settlement Date, as applicable. The Offer will be funded from a portion of the net proceeds from the previously announced issuance and sale by the Company of its 2.000% Senior Notes due 2032 and 3.000% Senior Notes due 2051.

The Offer was made pursuant to the Offer to Purchase and the Notice of Guaranteed Delivery. Goldman Sachs & Co. LLC acted as the dealer manager for the Offer.

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer is being made solely pursuant to the Offer Documents. The Offer is not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by Goldman Sachs & Co. LLC or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Alexandria, an S&P 500® urban office real estate investment trust, is the first, longest-tenured and pioneering owner, operator and developer uniquely focused on collaborative life science, technology and agtech campuses in AAA innovation cluster locations. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland and Research Triangle.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding timing and consummation of the purchase of the Notes, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the purchase of the Notes. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in the Offer Documents and in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

CONTACT: Sara Kabakoff, Vice President – Communications, (626) 788-5578, skabakoff@are.com

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